Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces First Quarter 2018 Results

MELVILLE, N.Y., May 10, 2018 — FalconStor Software, Inc. (OTCQB: FALC), a market leader in storage software, today announced financial results for its first quarter ended March 31, 2018.

“We are pleased with our Q1 performance and resultant financial results, which continued the return to profitability delivered in Q3 and Q4 of 2017” stated Todd Brooks, CEO of FalconStor. “Our products play a key role in efficiently managing and protecting critical data within enterprises around the world. Given our improved financial stability and continually improving operational efforts, our focus for the balance of 2018 will shift to further product innovation and strategic growth.”

Financial Overview:

	Three Months Ended March 31,				Change Period to Period
(in millions except per share data)	2018		2017
Total revenue	$5.0	100%	$6.0	100%	$(1.0)	(17)%
Total cost of revenue	$0.8	15%	$1.5	24%	$(0.7)	(48)%
Total operating expenses	$3.7	74%	$5.7	95%	$(2.1)	(36)%
Operating income (loss) (GAAP)	$0.6	11%	$(1.1)	(19)%	$1.7	*
Net income (loss) (GAAP)	$0.5	10%	$(1.1)	(18)%	$1.6	*
Diluted EPS GAAP	$(0.05)		$(0.03)		$(0.02)

For the three months ended March 31, 2018 we delivered net GAAP operating income of $0.6 million on revenues of $5.0 million. Included in operating results above for the three months ended March 31, 2018 and 2017 were $0.0 million and $0.4 million of share-based compensation expense, respectively.

Deferred revenue at March 31, 2018 was $13.1 million, compared with $18.4 million at December 31, 2017. The decrease is primarily related to our adoption of new revenue recognition accounting guidance on January 1, 2018 using the modified retrospective transition method applied to contracts which were not completed as of January 1, 2018. Our cash balance at March 31, 2018 was $4.6 million, compared with $1.0 million at December 31, 2017.

	Three Months Ended,
(in millions except per share data)	March 31, 2018	December 31, 2017	March 31, 2017
Revenue	$5.0	$6.3	$6.0
Bookings	$5.0	$5.7	$5.5
Non-GAAP Expenses	$4.6	$4.7	$7.0
Non-GAAP Gross Margin	85%	83%	77%
Non-GAAP Operating Income (Loss)	$0.4	$1.5	$(0.9)
Non-GAAP Net Income (Loss)	$0.3	$1.5	$(0.9)
Non-GAAP Diluted EPS	$—	$0.03	$(0.02)
Cash (used in) provided by operations	$1.2	$(1.0)	$0.1

Non-GAAP results exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

Conference Call
The Company will host a conference call to discuss its financial results on Thursday, May 10, 2018 at 4:30 p.m. EST. To participate in the conference call, please dial:

Toll Free: 1-800-263-0877

International: +1-323-794-2094

Conference ID: 5146016

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/

Meeting: FalconStor Q1 2018 Earnings

Meeting Password: Q118meeting

Meeting Number: 794 483 353

A conference call replay will be available beginning May 10, 2018 at 6:30 p.m. CST through 6:30 p.m. CST on May 17, 2018. To listen to the replay of the call, dial: Toll Free: 1-888-203-1112; International: +1 719-457-0820; Passcode: 5146016

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (OTCQB: FALC) is a leading storage software company offering a converged data services software platform that is hardware agnostic. Our open, integrated flagship solution FreeStor® reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business. We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, FreeStor and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,563,260	$1,011,472
Accounts receivable, net	3,118,556	4,168,015
Prepaid expenses and other current assets	1,415,950	1,244,494
Contract assets, net	1,624,533	—
Total current assets	10,722,299	6,423,981
Property and equipment, net	557,799	636,112
Deferred tax assets, net	618,078	590,977
Software development costs, net	236,991	279,414
Other assets, net	966,867	992,760
Goodwill	4,150,339	4,150,339
Other intangible assets, net	134,628	141,631
Contract assets	$1,786,369	$—
Total assets	$19,173,370	$13,215,214
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,271,429	$1,092,864
Accrued expenses	2,622,150	4,376,235
Short-term loan, net of debt issuance costs and discounts	—	370,151
Deferred revenue, net	7,391,371	11,760,327
Total current liabilities	11,284,950	17,599,577
Other long-term liabilities	1,140,671	1,154,512
Notes payable, net	2,468,696	—
Warrant liability	4,143,000	—
Deferred tax liabilities, net	85,559	85,559
Deferred revenue, net	5,748,448	6,600,363
Total liabilities	24,871,324	25,440,011
Commitments and contingencies
Series A redeemable convertible preferred stock	8,747,789	9,000,000
Total stockholders' deficit	(14,445,743)	(21,224,797)
Total liabilities and stockholders' deficit	$19,173,370	$13,215,214

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue:
Product revenue	$1,933,944	$1,921,052
Support and services revenue	3,060,005	4,118,063
Total revenue	4,993,949	6,039,115
Cost of revenue:
Product	26,150	198,715
Support and service	728,888	1,253,916
Total cost of revenue	755,038	1,452,631
Gross profit	$4,238,911	$4,586,484
Operating expenses:
Research and development costs	1,004,698	2,294,863
Selling and marketing	1,193,550	2,050,542
General and administrative	1,654,940	1,621,551
Restructuring costs (benefit)	(173,263)	(236,302)
Total operating expenses	3,679,925	5,730,654
Operating income (loss)	558,986	(1,144,170)
Interest and other income (loss), net	10,330	154,921
Income (Loss) before income taxes	569,316	(989,249)
Provision for income taxes	62,439	122,948
Net income (loss)	$506,877	$(1,112,197)
Less: Accrual of Series A redeemable convertible preferred stock dividends	243,167	204,575
Less: Deemed dividend on Series A redeemable convertible preferred stock	2,269,042	—
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	38,105	—
Net loss attributable to common stockholders	$(2,043,437)	$(1,316,772)
Basic net loss per share attributable to common stockholders	$(0.05)	$(0.03)
Diluted net loss per share attributable to common stockholders	$(0.05)	$(0.03)
Weighted average basic shares outstanding	44,564,094	44,088,352
Weighted average diluted shares outstanding	44,564,094	44,088,352

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2018	2017
GAAP income (loss) from operations	$558,986	$(1,144,170)
Non-cash stock option expense (1)	(22,895)	445,414
Restructuring costs (3)	(173,263)	(236,302)
Non-GAAP income (loss) from operations	$362,828	$(935,058)

GAAP net loss attributable to common stockholders	$(2,043,437)	$(1,316,772)
Non-cash stock option expense, net of income taxes (2)	(22,895)	445,414
Restructuring costs (3)	(173,263)	(236,302)
Effects of Series A redeemable convertible preferred stock (4)	2,550,314	204,575
Non-GAAP net income (loss) attributable to common stockholders	$310,719	$(903,085)

GAAP gross margin	85%	76%
Non-cash stock option expense (1)	0%	1%
Non-GAAP gross margin	85%	77%

GAAP gross margin - Product	99%	90%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Product	99%	90%

GAAP gross margin - Support and Service	76%	70%
Non-cash stock option expense (1)	0%	1%
Non-GAAP gross margin - Support and Service	76%	71%

GAAP operating margin	11%	(19%)
Non-cash stock option expense (1)	0%	7%
Restructuring costs (3)	(3%)	(4%)
Non-GAAP operating margin	8%	(16%)

GAAP Basic EPS	$(0.05)	$(0.03)
Non-cash stock option expense, net of income taxes (2)	0.00	0.01
Restructuring costs (3)	0.00	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.06	0.00
Non-GAAP Basic EPS	$0.01	$(0.02)

GAAP Diluted EPS	$(0.05)	$(0.03)
Non-cash stock option expense, net of income taxes (2)	0.00	0.01
Restructuring costs (3)	0.00	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.05	0.00
Non-GAAP Diluted EPS	$0.00	$(0.02)

Weighted average basic shares outstanding (GAAP and as adjusted)	44,564,094	44,088,352
Weighted average diluted shares outstanding (GAAP)	44,564,094	44,088,352
Weighted average diluted shares outstanding (Non-GAAP)	261,370,198	44,088,352

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2018	2017
Cost of revenue - Product	$—	$—
Cost of revenue - Support and Service	8,700	56,451
Research and development costs	22,606	129,715
Selling and marketing	7,932	56,540
General and administrative	(62,133)	202,708
Total non-cash stock based compensation expense	$(22,895)	$445,414

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three months ended March 31, 2018 and 2017, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)
Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.